Exhibit (d)(4)

                         Denver Investment Advisors LLC
                        ALPS Mutual Funds Services, Inc.
                               c/o Westcore Trust
                            1625 Broadway, Suite 2200
                             Denver, Colorado 80202



October 1, 2004




Jack Henderson
Chairman
Westcore Trust
1600 Broadway, Suite 1410
Denver, CO  80202

Re:      Westcore Trust (the "Trust")
         ----------------------------

Dear Mr. Henderson:

By our execution of this letter agreement (this "Agreement"), the undersigned parties agree that in order to improve the performance of certain of the Trust's portfolios, they will voluntarily waive a portion of the investment advisory and/or administration fees and/or reimburse additional Trust expenses for the period commencing October 1, 2004 through September 30, 2005 so that total annual operating expenses of each portfolio of the Trust do not exceed the amounts set forth in column 6 of Attachment A.

The parties acknowledge that they will not be entitled to collect on or make a claim for waived fees or reimbursed expenses at any time in the future. The parties agree to continue such waivers for the applicable Funds at least through September 30, 2005.

The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 as amended July 16, 1990 and as may be further amended from time to time which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

ALPS MUTUAL FUNDS SERVICES, INC.             DENVER INVESTMENT ADVISORS LLC

By:                                          By:
   -----------------------------------           -------------------------------
   Title:                                                   Title:

Your signature below acknowledges acceptance of this Agreement:


By:
    ----------------------------------
       Title:
       Westcore Trust

                                                                    Attachment A
                                 Westcore Trust

 Fee Waivers and Expense Reimbursements for the Period Ended September 30, 2005

------------------------------ ------------------- ------------- ------------------- ---------------------- ------------------------
                Fund            Denver Investment      Other        Total Annual      Total Fee Waiver and      Denver Investment
                                  Advisors LLC-      Expenses      Fund Operating    Expense Reimbursement    Advisors LLC and ALPS
                                   Contractual      before fee    Expenses Before      (as a % of average     Mutual Fund Services
                                   Investment         waivers         Waivers          daily net assets):        agree to Waive
                                Advisory Fees (as   (as a % of   (as a % of average                          Administration Fees and
                                 a % of average       average    daily net assets):                             Denver Investment
                               daily net assets):    daily net                                               Advisors LLC agrees to
                                                     assets):                                                   waive Investment
                                                                                                              Advisory Fees and/or
                                                                                                              Reimburse Expenses so
                                                                                                              that Net Annual Fund
                                                                                                              Operating Expenses as
                                                                                                                set forth in the
                                                                                                               prospectus will not
                                                                                                              exceed the following
                                                                                                             amounts until at least
                                                                                                             September 30, 2005 (as
                                                                                                              a % of average daily
                                                                                                                  net assets):
------------------------------ ------------------- ------------- ------------------- ---------------------- ------------------------
MIDCO Growth                          0.65%            0.48%           1.13%                   -                     1.15%
------------------------------ ------------------- ------------- ------------------- ---------------------- ------------------------
Growth                                0.65%            0.58%           1.23%                (0.08)%                  1.15%
------------------------------ ------------------- ------------- ------------------- ---------------------- ------------------------
Blue Chip                             0.65%            0.62%           1.27%                (0.12)%                  1.15%
------------------------------ ------------------- ------------- ------------------- ---------------------- ------------------------
Mid-Cap Opportunity                   0.75%            0.81%           1.56%                (0.31)%                  1.25%
------------------------------ ------------------- ------------- ------------------- ---------------------- ------------------------
Small-Cap Opportunity                 1.00%            0.65%           1.65%                (0.35)%                  1.30%
------------------------------ ------------------- ------------- ------------------- ---------------------- ------------------------
Select                                0.65%            1.29%           1.94%                (0.79)%                  1.15%
------------------------------ ------------------- ------------- ------------------- ---------------------- ------------------------
Flexible Income                       0.45%            0.61%           1.06%                (0.21)%                  0.85%
------------------------------ ------------------- ------------- ------------------- ---------------------- ------------------------
Plus Bond                             0.45%            0.55%           1.00%                (0.45)%                  0.55%
------------------------------ ------------------- ------------- ------------------- ---------------------- ------------------------
Colorado Tax-Exempt                   0.50%            0.54%           1.04%                (0.39)%                  0.65%
------------------------------ ------------------- ------------- ------------------- ---------------------- ------------------------
International Frontier Fund           1.20%            1.09%           2.29%                (0.79)%                  1.50%
------------------------------ ------------------- ------------- ------------------- ---------------------- ------------------------
"Proposed" Small-Cap                  1.00%            2.80%           3.80%                (2.50)%                  1.30%
  Value Fund
------------------------------ ------------------- ------------- ------------------- ---------------------- ------------------------